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                                                                    EXHIBIT (3)








                             RESTATED CERTIFICATE

                             OF

                             INCORPORATION

                             AND

                             BY-LAWS










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                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               NBD BANCORP, INC.
                  (As last amended effective October 28, 1993)


  FIRST.  The name of the corporation is

                               NBD Bancorp, Inc.

  SECOND. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

  THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 510,460,000 shares which shall be divided into three classes as follows:

  (a)  460,000 shares of Preferred Stock of the par value of $1.00 per share;

  (b) 10,000,000 shares of Preferred Stock without par value (the two classes so provided for in the foregoing subparagraphs (a) and (b) being Preferred Stock); and

  (c) 500,000,000 shares of Common Stock of the par value of $1.00 per share (Common Stock).

  The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock and other general provisions relating thereto shall be as follows:

                                     PART I

                                PREFERRED STOCK

  (a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects except that the dates from which dividends accrue or accumulate with respect thereto may vary.

  (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

   (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

   (ii) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

   (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which,

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  the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

   (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

   (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

   (vi) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

   (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (along or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

   (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

   (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

  (c) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

  (d) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                    PART II

                                  COMMON STOCK

  (a) Except as otherwise required by law or by any amendment to this Certificate of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by him on all matters voted upon by the stockholders.





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  (b)  Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

  (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation, or may sell, transfer, or otherwise dispose of all or any part of such remaining assets to any corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

  (d) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options or warrants at the time outstanding to purchase shares of Common Stock.

                                    PART III

                               GENERAL PROVISIONS

  (a) At any meeting of stockholders, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of stock of the corporation entitled to be voted at such meeting shall constitute a quorum for all purposes, except as otherwise provided by this Certificate of Incorporation or required by applicable law.

  (b) Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

  (c) No holder of stock of any class of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, or other securities, whether or not convertible into stock of the corporation, now or hereafter authorized, but any such stock or other securities may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and may be permitted by law without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, personal property, real property (or leases thereof) or services. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered, shall be deemed fully paid and not liable to any further call or assessment.





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  FIFTH.  The names and mailing addresses of the incorporators are as follows:

       Name                                  Mailing Address
       ----                                  ---------------
Robert M. Surdam........................611 Woodward Avenue
                                        Detroit, Michigan  48226

Charles T. Fisher III...................611 Woodward Avenue
                                        Detroit, Michigan  48226

Norman B. Weston........................611 Woodward Avenue
                                        Detroit, Michigan  48226

William G. McClintock...................611 Woodward Avenue
                                        Detroit, Michigan  48226

  SIXTH. Subject to any provision contained in any resolution of the Board of Directors adopted pursuant to Part I of Article Fourth of this Certificate of Incorporation requiring an increase or increases in the number of directors, the number of directors constituting the Board of Directors shall be that number as shall be fixed from time to time in the manner provided by Article Eleventh of this Restated Certificate of Incorporation and by By-laws in conformity therewith. Election of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

  In addition to all of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

  Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the corporation; provided, however, that, to the extent any committee of directors of the corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

  SEVENTH. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

   (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

   (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

   (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

  EIGHTH. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and





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amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper. Any person entitled to indemnification against expenses under this paragraph (b) shall, to the extent not prohibited by the laws of Delaware and any other applicable law, also be entitled to indemnification, and the corporation shall indemnify him, against judgments and amounts paid in settlement actually and reasonably incurred by him in connection with such action or suit, upon the same terms and conditions and subject to the same limitations as provided with respect to expenses.

  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in the By-laws of the corporation) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. Notwithstanding the failure or refusal of the directors, counsel and stockholders to make provision therefor, such indemnification shall be made if a court of competent jurisdiction makes a determination that the director, officer, employee or agent has a right to indemnification hereunder in any specific case upon the application of such director, officer, employee or agent.

  (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

  (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.





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  (g)  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

  (h) For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

  (i) Neither the corporation nor its directors or officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment under this Article or for taking or omitting to take any other action under this Article, in reliance upon the advice of counsel.

  (j) A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

  NINTH. The corporation shall have perpetual existence.

  TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.

  ELEVENTH. Board of Directors.

  (a) Number, Election and Terms of Directors: The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of the directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the corporation, except that the minimum number of directors shall be fixed at no less than 15 and the maximum number of directors shall be fixed at no more than 30. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1987, successors of the class of directors whose term expires at that annual meeting shall be elected for a three- year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

  (b) Stockholder Nomination of Director Candidates: Nominations for election to the Board of Directors of the corporation at a meeting of stockholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting.





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Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary of the Corporation at least 60 days but no more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934 (or any subsequent provisions replacing such Regulation); and (vi) the executed consent of each nominee to serve as a director of the corporation, if elected. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

  (c) Newly Created Directorships and Vacancies: Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

  (d) Removal: Any director may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

  (e) Preferred Stock: Notwithstanding the foregoing paragraphs, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto. The then authorized number of directors of the corporation shall be increased by the number of additional directors to be elected, and such directors so elected shall not be divided into classes pursuant to this Article Eleventh unless expressly provided by such terms.

  (f) Amendment or Repeal: Notwithstanding anything contained in this Certificate of Incorporation or the By-laws of the corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with the purpose and intent of this Article ELEVENTH.

  TWELFTH. Stockholder Action.

  Any action required or permitted to be taken by any stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as may be otherwise required by law, special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation or the By-laws of the corporation to the contrary, the affirmative vote of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with the purpose and intent of this Article TWELFTH.

  THIRTEENTH. (a) In addition to any affirmative vote required by law or by or under this Restated Certificate of Incorporation or the By-laws and except as otherwise expressly herein provided in this Article Thirteenth, the approval or authorization of a Business Combination (which together with certain other terms used in this Article, are hereinafter defined) shall require the affirmative vote of a majority of the voting power of all the shares of Voting Stock held by stockholders other than an Interested Stockholder, with





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which or by or on whose behalf, directly or indirectly, a Business Combination is proposed, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage or separate class vote may be otherwise required.

  (b) The provisions of paragraph (a) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by or under any other provision of this Restated Certificate of Incorporation, or the By-laws of the corporation, or otherwise, if all the conditions specified in either of the following paragraphs First or Second are met:

  First: The Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors; or

  Second: All of the following conditions shall have been met:

   (1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under subparagraphs (i) and (ii) below:

     (i) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf on the Interested Stockholder for any shares of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (a) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; and

     (ii) The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

     All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends, and reverse stock splits.

     (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), and
   (iii) below.

     (i) The highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Voting Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Voting Stock (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, whichever is higher.

     (ii) The Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

     (iii) The highest preferential amount per share to which the holders of shares of such class or series of Voting Stock would be entitled, if any, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

  All per share prices shall be adjusted for intervening stock splits, stock dividends, and reverse stock splits.

     The provisions of this paragraph Second (2) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Voting Stock.


     (3) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) in accordance with the terms of any outstanding Preferred Stock; (ii) there shall have been (a) no reduction in the annual rate of dividend paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (iii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage of beneficial ownership of any class or series of capital stock.

     (4) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

     (5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (6) Such Interested Stockholder shall not have made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

   (c)  For the purposes of this Article Thirteenth:

     (i) The term "Business Combination" shall mean:

       (a) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder or (b) any other company (whether or not such other company is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

       (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any Substantial Part of the assets, securities or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

       (c) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

       (d) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Voting Stock, or any securities convertible into Voting Stock, or into equity securities of any Subsidiary, that is beneficially owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

       (e) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (d).


     (ii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation of whatever class or series which is entitled to vote under any circumstances in the election of directors of the corporation.

     (iii) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

     (iv) "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

       (a) is a person who is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

       (b) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding Voting Stock; or

       (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (v) A person shall be a "beneficial owner" of any Voting Stock:

       (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

       (b) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

       (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (c)(iv) of this Article, the number of shares of capital stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraph (c)(v) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (vi) An "Affiliate" of, or a person "affiliated" with, a specified person, is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     (vii) "Associate" used to indicate a relationship with any person, means
   (1) any corporation or organization (other than the corporation or a majority-owned subsidiary of the corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     (viii) "Subsidiary" means any company of which a majority of any class of equity security is owned, directly or indirectly, by the corporation.

     (ix) The term "Substantial Part" shall mean an amount equal to or greater than an amount equal to fifteen percent of the stockholders' equity of the corporation as reflected in the most recent fiscal year-end consolidated balance sheet of the corporation.


     (x) "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended to succeed the Continuing Director by a majority of Continuing Directors then on the Board.

     (xi) "Fair Market Value" means (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of Continuing Directors then on the Board.

     (xii) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b) Second (1) and (2) of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

  (d) The Board shall have the power and duty to determine for the purposes of this Article Thirteenth, on the basis of information known to it after reasonable inquiry (i) whether a person is an Interested Stockholder; (ii) the number of shares of Voting Stock beneficially owned by any person; (iii) whether a person is an Affiliate or Associate of another; (iv) whether the requirements of paragraph (b) Second of this Article have been met with respect to any Business Combination; and (v) whether any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the corporation, any Subsidiary, or any Interested Stockholder, or any Affiliate or Associate of any Interested Stockholder constitutes a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

  (e) The Board of Directors shall not approve, adopt or recommend any proposal to enter into a Business Combination, or any offer of any person, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation, unless and until the Board of Directors shall first establish a procedure for evaluating, and shall have evaluated, the proposal or offer, and determined that it would be in compliance with all applicable laws and in the best interests of the corporation and its stockholders. In connection with its evaluation, the Board of Directors may seek and obtain the advice of independent investment counsel, may seek and rely upon an opinion of legal counsel and other independent advisers, and may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the corporation and its stockholders, the Board of Directors shall consider all factors which it deems relevant, or the stockholders might deem relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the corporation and/or its stockholders considering the future prospects for the corporation and its business, historical trading prices of the corporation's capital stock, the price that might be achieved in a negotiated sale of the corporation as a whole, and premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers; (ii) the business, financial condition and earnings prospects of the acquiring person or entity and the competence, experience and integrity of the acquiring person or entity and their or its management, and (iii) the potential social and economic impact of the offer and its consummation on the communities in which the corporation and its subsidiaries operate or are located and upon the corporation, its subsidiaries, and their employees, depositors, and loan and other customers.

  (f) The Board of Directors shall not approve, adopt or recommend any offer of any person, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation in which the Fair Market Value per share of the consideration to be received by one or more stockholders is substantially more than the Fair Market Value per share of the consideration to be received by other stockholders holding shares of the same class and series, or any tender or exchange offer the consummation of which is reasonably likely, in the good faith determination of the Board of Directors, in one transaction or a series of transactions, to have that result.

  (g) Nothing contained in this Article Thirteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  (h) The fact that any Business Combination complies with the provisions of paragraph (b) Second of this Article Thirteenth shall not be construed to impose any fiduciary duty, obligation, or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

  (i) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-laws of the corporation), the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with or to repeal this Article Thirteenth; provided, however, that if such action has been proposed, directly or indirectly, on behalf of an Interested Stockholder, it must also be approved by the affirmative vote of a majority of the voting power of all the shares of Voting Stock held by stockholders other than such Interested Stockholder.



The undersigned,                                               Secretary or
Assistant Secretary of NBD Bancorp, Inc., does hereby certify that the foregoing is a true copy of the Restated Certificate of Incorporation of NBD Bancorp, Inc., and that the same are in full force and effect at this date.


______________________
                 Dated


                    ___________________________________________________________
                                                           Secretary
                                                           (Assistant Secretary)

                                    BY-LAWS

                          As Adopted December 29, 1972
                  (As last amended effective October 28, 1993)





                               NBD BANCORP, INC.
                            (A Delaware Corporation)






                                   ARTICLE I

                                    OFFICES

Section 1. Registered Office. The registered office of the Corporation is located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The Corporation may, by resolution of the Board of Directors, change the location to any other place in Delaware.

Section 2. Other offices. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors may from time to time establish.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other business as may properly come before the meeting shall be held on the third Monday in May of each year at eleven o'clock in the forenoon or at such other date and hour as from time to time may be designated by the Board of Directors.

Section 2. Special Meetings. A special meeting of the stockholders may be called at any time only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders.

Section 4. Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or under the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. Except as otherwise required by statute, the written notice shall be given not less than ten nor more than fifty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of record who is present.

Section 7. Quorum. Except as otherwise required by statute, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders of record entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present.

Section 8. Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons (but no more than three) to act for him by proxy, but no such proxy shall be voted or acted upon other than at the meeting specified in the proxy or any adjournment of such meeting.

Section 9. Voting Rights. Except as otherwise provided by statute or by the Certificate of Incorporation, and subject to the provisions of Article VII of these By-Laws, each stockholder of record shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Section 10. Required Vote. Except as otherwise required by statute or by the Certificate of Incorporation, the holders of record of a majority of the capital stock having voting power, present in person or by proxy, shall decide any question brought before a meeting of the stockholders at which a quorum is present.

Section 11. Elections of Directors. Elections of directors need not be by written ballot.

                                  ARTICLE III

                               BOARD OF DIRECTORS

Section 1. General Powers. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

Section 2. Number. The number of the Directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than 15 and the maximum number of directors shall be fixed at no more than 30. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1987, successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Section 3. Election and Term of Office. Except as otherwise provided in these By-laws, directors shall be elected at the annual meeting of stockholders. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

Section 4. First Meetings. The first meeting of each newly elected Board of Directors shall be held without notice immediately after the annual meeting of the stockholders for the purpose of the organization of the Board, the election of officers, and the transaction of such other business as may properly come before the meeting.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Delaware, as shall from time to time be determined by the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Director who is a Vice Chairman of the Board or the Secretary, and shall be called by the Secretary on the written request of three directors. Such meetings shall be held at such times and at such places, within or without the State of Delaware, as shall be determined by the officer calling or by the directors requesting the meeting. Notice of the time and place thereof shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least two days before the day on which the meeting is to be held, or sent to him at such place by telegraph, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum, Required Vote, and Adjournment. The presence, at any meeting, of a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

Section 8. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

Section 9. Participation - Meeting by Telephone. A member of the Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 10. Compensation. The Board of Directors may authorize the payment to directors of a fixed fee and expenses for attendance at meetings of the board or any committee thereof, and annual fees for service as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                              EXECUTIVE COMMITTEE

Section 1. Number and Qualifications. There shall be a committee composed of not less than four (4) members to be known as the Executive Committee which shall consist of all the officer-directors of the Corporation and two (2) other directors appointed as shall be provided by the Board of Directors. Provision shall be made by the Board of Directors for the appointment of alternates from among the directors, to act for members in the event of their absence or disability.

Section 2. Presiding Officer. The Chairman of the Board shall act as presiding officer of any meeting of the Executive Committee. In the event of the absence or disability of the Chairman of the Board, the President shall act as presiding officer. In the event of the absence or disability of the Chairman of the Board and the President, another officer-director, if present, shall act as the presiding officer. If no officer-director is present, the other members present at the meeting shall elect one of their number as presiding officer.

Section 3. Quorum. Any two (2) persons each of whom is a member or alternate member of the Executive Committee, of whom not less than one (1) shall be non-officer directors, shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

Section 4. Duties. The Executive Committee shall function from day to day or such other short intervals as shall be found requisite and expedient in carrying on of the business and affairs of the Corporation, and between meetings of the Board of Directors, said Committee shall have and may exercise, so far as may be permitted by law, all power and authority of the Board of Directors (including the right to authorize the seal of the Corporation to be affixed to all instruments on which the same may be required or appropriate).
A record of the meetings of the Committee shall be kept, which shall be accessible to inspection by the Directors at all times, and the Committee shall, at each regular meeting of the Board of Directors and at such other times as the Board of Directors may request, submit in writing a full report of its actions. The Board of Directors shall approve or disapprove the report of the Executive Committee, such action to be recorded in the minutes of the meeting; provided, however, that no rights of third parties shall be affected by any action of the Board of Directors, if such rights have attached by virtue of action of the Executive Committee.


                                   ARTICLE V

                                OTHER COMMITTEES

The Board of Directors may, by resolution, designate one or more other regular and special committees, consisting of directors, officers or other persons which shall have and may exercise such powers and functions as the Board may prescribe in the management of the business and affairs of the Corporation.

Such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

The Board of Directors may from time to time suspend, alter, continue or terminate any such committee or the powers and functions thereof.

                                   ARTICLE VI

                                    OFFICERS

Section 1. Number, Election, Term of Office and Qualification. The number, titles and duties of the officers shall be determined by the Board of Directors from time to time, subject to the provisions

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of applicable law, the Certificate of Incorporation, and these By-Laws.  Each officer shall be elected by the Board of Directors and shall hold office until such officer's successor is elected and qualified or until such officer's death, resignation or removal. The election of officers shall be held annually at the first meeting of the Board of Directors held after each annual meeting of stockholders, subject to the power of the Board of Directors to designate any office at any time and elect any person thereto. The officers shall include a Chairman of the Board, a President, and may include one or more Vice Chairman of the Board, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. The same person may hold any two or more offices, and in any such case, these By-Laws shall be construed and understood accordingly; provided that the same person may not hold the offices of Chairman of the Board and Secretary or President and Secretary. No officer other than the Chairman of the Board, President or Vice Chairman of the Board need be a director of the Corporation.

Section 2. Removal. Any officer or agent may be removed at any time, with or without cause, by the Board of Directors.

Section 3. Vacancies. Any vacancy occurring in any office of the Corporation may be filled for the unexpired term in the manner prescribed by these By-Laws for the regular election to such office.

Section 4. Chief Executive Officer. The Board of Directors shall designate one of the officers to be the Chief Executive Officer. Subject to the direction and under the supervision of the Board of Directors, the Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees.

Section 5. The Secretary. The Secretary shall keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books to be kept for that purpose. He shall have custody of the seal of the Corporation and shall have authority to cause such seal to be affixed to, or impressed or otherwise reproduced upon, all documents the execution and delivery of which on behalf of the Corporation shall have been duly authorized. He shall in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may from time to time be assigned to him by these By-Laws, by the Board of Directors or by the Chief Executive Officer.

Section 6. The Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to him by these By-Laws, by the Board of Directors or by the Chief Executive Officer.

                                  ARTICLE VII

                               FIXING RECORD DATE

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                            EXECUTION OF INSTRUMENTS

Section 1. Execution of Instruments Generally. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

Section 2. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 3. Proxies and Consents. Proxies to vote and written consent with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by two officers, one of whom shall be the Chairman, President, Vice Chairman, or a Vice President and the other of whom shall be the Secretary or an Assistant Secretary of the Corporation; or by any other person or persons duly authorized by the Board of Directors.

                                   ARTICLE IX

                                 CAPITAL STOCK

Section 1. Stock Certificates. The interest of every holder of stock in the Corporation shall be evidenced by a certificate or certificates signed by, or in the name of the Corporation by the Chairman, President, Vice Chairman or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation and in such form not inconsistent with the Certificate of Incorporation or applicable law as the Board of Directors may from time to time prescribe. If such certificate is countersigned (1) by a transfer agent, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, or
(2) by a registrar, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

Section 3. Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 4. Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation or any subsidiary of it from acting as its own transfer agent or registrar at any of its offices.

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

Section 5. Lost, Destroyed and Stolen Certificates. Where the owner of a certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner satisfies such reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation, including but without limitation, the delivery to the Corporation of an indemnity bond satisfactory to it.

                                   ARTICLE X

                                      SEAL

The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation and shall indicate its formation under the laws of the State of Delaware. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE XI

                                  FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year except as otherwise provided by the Board of Directors.

                                  ARTICLE XII

                                   AMENDMENTS

The By-Laws of the Corporation may be amended or repealed, or new By-Laws not inconsistent with law or any provision of the Certificate of Incorporation, as amended, may be made and adopted by a majority vote of the whole Board of Directors at any regular or special meeting of the Board.



The undersigned,                                               Secretary or
Assistant Secretary of NBD Bancorp, Inc., does hereby certify that the foregoing is a true copy of the By-Laws of NBD Bancorp, Inc., and that the same are in full force and effect at this date.


____________________________
Dated


                                      _________________________________________
                                                                      Secretary
                                                           (Assistant Secretary)





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